                             ______________ Shares

                     EDUCATIONAL VIDEO CONFERENCING, INC.

                                 Common Stock


                            UNDERWRITING AGREEMENT

                                                              ________ __, 1998

Prime Charter Ltd.,
As representative of the
   several Underwriters named
   in Schedule A hereto
810 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

         Educational Video Conferencing, Inc., a Delaware corporation (the "Company), proposes to issue and sell _________ shares (the "Firm Shares") of its authorized but unissued common stock, par value $.0001 per share (the "Common Stock"), to Prime Charter Ltd. (the "Representative") and the other underwriters listed on Schedule A to this Agreement (the Representative and the other underwriters being herein collectively called the "Underwriters"). The Company and the persons listed on Schedule B to this Agreement (the "Selling Stockholders") also propose to grant to the Underwriters an option to purchase up to an aggregate of ___________ additional shares (the "Overallotment Shares") of Common Stock on the terms and conditions set forth in Section 3(c). The Firm Shares and the Overallotment Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Selling Stockholders wish to confirm as follows their agreements with the Underwriters in connection with the several purchases by the Underwriters of the Shares.

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the

"Commission") a registration statement on Form SB-2 (File No. 333-     ),
including a prospectus relating to the Shares and each amendment thereto in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"). There have been delivered to you signed copies of such registration statement and amendments, together with copies of each exhibit filed therewith. Copies of such registration statement and amendments and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing all Rule 430A Information (as hereinafter defined) will be filed by the Company with the Commission in accordance with, and if required by, Rule 424(b) of the rules and regulations of the Act (the "Rules and Regulations") on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations).

         The term "Registration Statement" as used in this Agreement shall mean such registration statement (including all exhibits and financial statements) at the time such registration statement becomes or became effective and, if any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and shall also mean any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

         2. Representations and Warranties. (a) The Company hereby represents and warrants as follows:

                  (i) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or the institution of proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations. When the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined), any later date on which Overallotment Shares are to be purchased (the "Overallotment Closing Date") and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, (A) the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all statements which are required to be stated therein by, and will comply with the requirements of, the Act and the Rules and Regulations and (B) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations and warranties in this Section 2(a)(i) do not apply to any statements or omissions made in reliance on and in conformity with the information contained in the section of the Prospectus entitled "Underwriting." The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the

Company (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Representative and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Overallotment Closing Date.

                  (iii) The Company has full power and authority (corporate and other) to enter into this Agreement and the agreement between the Company and the Representative relating to issuance of the Representative's Warrants (as hereinafter defined) (the "Representative's Warrant Agreement"), which is being executed concurrently herewith, and to perform the transactions contemplated hereby and thereby to be performed by it. Each of this Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws or equitable principles and except as enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement and the Representative's Warrant Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound, (B) the certificate of incorporation or bylaws of the Company or (C) any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body to which the Company is subject. The Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body as a requirement for the consummation by the Company of the transactions contemplated by this Agreement or the Representative's Warrant Agreement, except such as may be required under the Act, the Securities Exchange Act of 1934, as

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amended (the "Exchange Act") or under state securities or blue sky ("Blue
Sky") laws or under the rules and regulations of The American Stock Exchange, Inc.(the "AMEX").

                  (iv) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim, proceeding or investigation against the Company or any of its officers or any of its properties, assets or rights before any court or governmental agency or body or otherwise which might result in a Material Adverse Effect or prevent consummation of the transactions contemplated hereby. There are no statutes, rules, regulations, agreements, contracts, leases or documents that are required to be described in the Prospectus, or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been accurately described in all material respects in the Prospectus or filed as exhibits to the Registration Statement.

                  (v) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The authorized and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company). The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. No preemptive right, co-sale right, right of first refusal or other similar rights of security holders exists with respect to any of the Shares or the issue and sale thereof other than those that have been expressly waived prior to the date hereof. No holder of securities of the Company has the right to cause the Company to include such holder's securities in the Registration Statement. The Representative's Warrant Agreement and the Representative's Warrants (as hereinafter defined) conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The shares of Common Stock issuable upon exercise of the Representative's Warrants (the "Warrant Shares") have been duly authorized for issuance and sale to the holders of the Representative's Warrants pursuant to the Representative's Warrant Agreement and, when issued and delivered by the Company

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against payment therefor in accordance with the terms of the Representative's
Warrant Agreement, will be duly and validly issued and fully paid and nonassessable. No further approval or authorization of any security holder, the Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares or the Warrant Shares, except as may be required under the Act, the Exchange Act or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other plans or arrangements, and the options or other rights which may be or have been granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

                  (vi) Goldstein Golub Kessler LLP (the "Accountants") who have examined the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations. The financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement and the Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. All financial statements, together with the related schedules and notes, filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles as in effect in the United States consistently applied throughout the periods involved except as may be otherwise stated in the Registration Statement. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement.

                  (vii) Subsequent to the respective dates as of which information is given in the Registration Statement and the

Prospectus, there has not been (A) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company, (B) any transaction which is material to the Company, except transactions in the ordinary course of business, (C) any obligation, direct or contingent, which is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (D) any change in the capital stock or outstanding indebtedness of the Company or (E) (except as specifically described in the Prospectus) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. The Company has no material contingent obligation which is not disclosed in the Registration Statement.

                  (viii) Except as set forth in the Prospectus, (A) the Company has good and marketable title to all material properties and assets described in the Prospectus as owned by it, free and clear of any pledge, lien, security interest, charge, encumbrance, claim, equitable interest or restriction, (B) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements and (C) the Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, and such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement.

                  (ix) The Company now holds and at the Closing Date and any later Overallotment Closing Date, as the case may be, will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities that are material to the conduct of the business of the Company (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect), all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, canceled, suspended or not

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renewed). The Company is not in violation of its certificate of incorporation or bylaws, or, except for defaults or violations which would not have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or any of its properties are bound, or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body.

                  (x) The Company has filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns and has paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company which might have a Material Adverse Effect. All material tax liabilities are adequately provided for within the financial statements of the Company.

                  (xi) The Company maintains insurance of the types and in the amounts adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, business interruption insurance and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                  (xii) The Company is not involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened.

                  (xiii) The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, tradenames, copyrights, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted as described in the Prospectus. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Prospectus. The Prospectus fairly and accurately describes the Company's rights with respect to the Intellectual Property. The Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property.

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                  (xiv) The Company is not an "investment company," or a
"promoter" or "principal underwriter" for a registered investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xv) The Company has not incurred any liability for a fee or commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby.

                  (xvi) The Company (A) is in compliance with any and all applicable United States, foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                  (xvii) The Company has not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's properties or former properties, except where such use, manufacture, transportation or storage is in compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's properties or on properties formerly owned or leased by the Company during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's properties or former properties.

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                  (xviii) The Company has not at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public of quasi-public duties, other than payments required or permitted by the laws of the United States.

                  (xix) The Shares have been duly authorized for listing on the AMEX upon notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the AMEX, nor has the Company received any notification that the Commission or the AMEX is contemplating terminating such registration or listing.

                  (xx) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Overallotment Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

                  (xxi) The Company has obtained and delivered to the Representative agreements (the "Lock-Up Agreements") from each of the persons and entities listed on Schedule C hereto, representing all of the Company's executive officers, directors and stockholders (or holders of securities convertible into or exchangeable or exercisable for equity securities of the Company), providing that such person or entity will not, commencing on the date of the Prospectus and continuing for a 12- month period thereafter, without the Representative's prior written consent, directly or indirectly, offer to sell, sell, pledge, solicit an offer to buy, contract to sell, grant any option for the sale thereof, or otherwise encumber, or cause the transfer or disposition of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for, Common Stock, or exercise any registration rights with respect to any shares of common stock or any securities convertible into or exchangeable or exercisable for any Shares of Common Stock.

                  (xxii) The Company has not distributed and, prior to the latest to occur of (A) the Closing Date, (B) the Overallotment Closing Date and (C) the completion of the distribution of the Shares, will not distribute any offering

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material in connection with the offering and sale of the Shares other than the
Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

                  (b) Each of the Selling Stockholders hereby represents and warrants as follows:

                  (i) Such Selling Stockholder has (A) caused a certificate or certificates for the number of Overallotment Shares which may be sold by such Selling Stockholder hereunder to be delivered to _________________ (the "Escrow Agent"), duly endorsed in blank or together with blank stock powers duly executed, with such Selling Stockholder's signature appropriately guaranteed, such certificate or certificates to be held in escrow by the Escrow Agent pursuant to an escrow agreement for delivery, pursuant to the provisions hereof, on the Closing Date, and (B) granted an irrevocable power of attorney to the Escrow Agent to purchase all requisite stock transfer tax stamps, to sign this Agreement (including agreeing on the price at which the Overallotment Shares are to be sold to the Underwriters) and thereafter to modify and amend this Agreement, to settle any dispute relating to the terms of this Agreement, to waive any condition to the obligations of such Selling Stockholder, and to execute all other instruments and documents and to perform all other acts necessary to carry out the provisions of this Agreement on behalf of such Selling Stockholder (such escrow agreement together with such irrevocable powers of attorney being herein called the "Escrow Agreement").

                  (ii) Such Selling Stockholder has full power and authority to enter into this Agreement and the Escrow Agreement and to perform the transactions contemplated hereby and thereby to be performed by such Selling Stockholder. This Agreement and the Escrow Agreement have been duly executed and delivered by such Selling Stockholder. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by such Selling Stockholder for the execution, delivery or performance of this Agreement (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under Blue Sky laws which have been obtained at or prior to the date of this Agreement) or the Escrow Agreement by such Selling Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such Selling Stockholder is a party, or to which any of such Selling Stockholder's properties or assets are subject, is required for the execution, delivery or performance of this Agreement or the Escrow Agreement; and the execution, delivery and performance of this Agreement and the Escrow Agreement will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on such Selling Stockholder.

                  (iii) Such Selling Stockholder is the lawful owner of the Overallotment Shares to be sold by him and upon sale and delivery of, and payment for, such Overallotment Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Overallotment Shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

                  (iv) Such Selling Stockholder has not, directly or indirectly, (A) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (i) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of the Overallotment Shares by such Selling Stockholder under this Agreement).

                  (v) To the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading. Such

Selling Stockholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein is complete and accurate.

                  (vi) The sale by such Selling Stockholder of the Overallotment Shares being sold by him pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (vii) The sale of the Overallotment Shares being sold to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by the Selling Stockholder with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under Blue Sky laws and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder.

                  (viii) The Selling Stockholder has not distributed and, prior to the latest to occur of (A) the Closing Date, (B) the Overallotment Closing Date and (C) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Act.

         3. Purchase of the Shares by the Underwriters.

                  (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the

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Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of Firm Shares set forth opposite its name on Schedule A, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 3(b) hereof. The price at which such Firm Shares shall be sold by the Company and purchased by the several Underwriters shall be $_____ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in
Section 3(b) and Section 3(c), the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified on Schedule A.

                  (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within 24 hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares and portion, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis (as adjusted by you in such manner as you deem advisable to avoid fractional shares) to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said

Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this Section 3(b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby grant an option to the several Underwriters to purchase, in the case of the Company, up to ___________ shares of Common Stock, and, in the case of each of the Selling Stockholders, up to the number of shares of Common Stock set forth opposite such Selling Stockholder's name on Schedule B at the same price per share as the Underwriters shall pay for the Firm Shares. Such option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time, or from time to time, on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by you to the Company and the Selling Stockholders setting forth the aggregate number of Overallotment Shares as to which the Underwriters are exercising the option. Delivery of certificates for the Overallotment Shares, and payment therefor, shall be made as provided in Section 5 hereof. Each Underwriter shall purchase such percentage of the Overallotment shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, the exact number of shares to be adjusted by the Representative in such manner as you deem advisable to avoid fractional shares. In the event the options are exercised by you with respect to less than all the Overallotment Shares, the number of Overallotment Shares covered by the exercised options shall first be sold by the Company until all of its Overallotment Shares have been purchased and any excess shall then be sold by the Selling Stockholders on a pro rata basis until all of their Overallotment Shares are sold.

                  (d) On the Closing Date, the Company shall issue and deliver to the Representative, or at the direction of the Representative, to its designees as provided in the Representative's Warrant Agreement, for a purchase price of $.001 per Representative's Warrant (an aggregate of $________), the Representative's Warrants entitling the holder thereof to purchase ___________ shares of Common Stock on the terms and conditions set forth in the Representative's Warrant Agreement.

         4.       Offering by Underwriters.

                  The terms of the offering of the Shares by the Underwriters shall be as set forth in the Prospectus.

         5. Delivery of and Payment for the Shares and the Representative's Warrants.

                  (a) Delivery of certificates for the Firm Shares, the Overallotment Shares (if the option granted pursuant to Section 3(c) hereof shall have been exercised not later than 1:00 p.m., New York time, on the date at least two business days preceding the Closing Date) and the Representative's Warrants, and payment therefor, shall be made at the office of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 at 9:00 a.m., New York City time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you (the "Closing Date").

                  (b) If the option granted pursuant to Section 3(c) hereof shall be exercised after 1:00 p.m., New York City time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the Overallotment Shares, and payment therefor, shall be made at the office of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 at 9:00 a.m., New York City time, on the third business day after the exercise of such option.

                  (c) Payment for the Shares shall be made to the Company or (in the case of Overallotment Shares to be purchased from the Selling Stockholders) to the Escrow Agent, as agent for the Selling Stockholders, by either a same day funds check or federal funds wire transfer. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three business days before the Closing Date, in the case of Firm Shares, and at least two business days prior to the Overallotment Closing Date, in the case of the Overallotment Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at a location in New York, New York, designated by the Underwriters not less than one full business day prior to the Closing Date or, in the case of the Overallotment Shares, by 3:00 p.m., New York time, on the business day preceding the Overallotment Closing Date.

                  It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company or (in the case of Overallotment Shares to be purchased from the Selling Stockholders) to the Escrow Agent, as agent for the Selling Stockholders, for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later Overallotment Closing Date. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

                  (d) Payment for the Representative's Warrants shall be made to the Company or its order, by either a same day funds check or federal funds wire transfer. Such payment shall be made upon delivery of certificates for the Representative's Warrants to you against receipt therefor signed by you. Certificates for the Representative's Warrants to be delivered to you shall, subject to the terms and provisions of the Representative's Warrant Agreement, be registered in such name or names and shall be in such denominations as you may request at least three business days before the Closing Date.

         6. Further Agreements of the Company. The Company covenants and agrees as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a), the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the reasonable opinion of counsel to the Representative, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing or which is not in compliance with the Act and Rules and Regulations or the provisions of this Agreement.

                  (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  (c) The Company will cooperate with you in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation, or to execute a general consent to service of process in any jurisdiction, or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified, the Company will make and file such statements, reports and other documents in each year as are or may be reasonably required by the laws of such jurisdictions so as to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares, or as otherwise may be required by law.

                  (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus, and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

                  (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of
Section 11(a) of the Act and Rule 158 of the Rules and Regulations and covering a 12-month period beginning after the Effective Date, and will advise you in writing when such statement has been made available.

                  (f) During a period of five years after the date hereof, the Company, as soon as practicable after the end of each respective period, will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its stockholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders;
(ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or automated quotation system by the Company (except for documents for which confidential treatment is requested); and (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared for general release by the Company. During such five-year period, if the Company shall have any active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                  (g) The Company shall not, during the 12 months following the Effective Date, except with the Representative's your prior written consent, file, or announce an intent to file, a registration statement covering any of its shares of capital stock, except that one or more registration statements on Form S-8 may be filed at any time following the Effective Date covering the shares of Common Stock reserved for issuance to employees or directors of the Company pursuant to the 1998 Incentive Plan.

                  (h) The Company shall not, during the 12 months following the Effective Date, except with the prior written consent of the Representative, in its individual capacity and not in its capacity as representative of the Underwriters, issue, sell, offer or agree to sell, grant, distribute or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any options, rights or warrants with respect to shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, other than the issuance of (i) the Overallotment Shares, (ii) the Representative's Warrants and (iii) ________ shares of Common Stock reserved for issuance to employees or directors of the Company pursuant to the 1998 Incentive Plan.

                  (i) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will maintain a transfer agent and a registrar (which may be the same entity as the transfer agent) for the Common Stock.

                  (k) The Company will use its best efforts to maintain listing of its shares of Common Stock on the AMEX.

                  (l) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (m) During a period of five years from the Effective Date, the Company will, at the option of the Representative, (i) use its best efforts to nominate and cause to be elected and reelected to the Board of Directors of the Company a designee of the Representative or (ii) permit an agent of the Representative to attend all meetings of the Board of Directors of the Company as a non-voting observer, will give such agent notice of all meetings of the Board of Directors at the same time and in the same manner that directors are notified and will reimburse such agent for all expenses incurred in attending such meetings, including, but not limited to food, transportation and lodging.

         7.       Expenses.

         The Company agrees with each Underwriter that:

                  (a) The Company will pay and bear all costs, fees and expenses in connection with the preparation, printing and filing of the Registration Statement (including all amendments, supplements, financial statements, schedules and exhibits), as many Preliminary Prospectuses and final Prospectuses and any amendments or supplements thereto that the Representative reasonably deems necessary; the reproduction of this Agreement; the issuance and delivery of the Shares and the Representative's Warrants, including stock transfer taxes, if any; the cost of all stock certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses and the Prospectus; NASD filing fees and expenses incident to securing any required review; all fees and expenses relating to the listing of the Shares and the Warrant Shares on the AMEX; all fees, expenses and disbursements relating to the registration or qualification of the Shares under the securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees and fees and disbursements of the Representative's counsel in connection with Blue Sky matters, such as the Preliminary Blue Sky Memoranda and any supplemental Blue Sky Memoranda and any instruments relating to any of the foregoing; the fees and disbursements of counsel to the Underwriters (not to exceed $200,000) in connection with the offering, this Agreement and the transactions contemplated hereby; the costs of all mailing and printing of the underwriting documents (including, but not limited to, the Underwriting Agreement, any Blue Sky surveys and memoranda and, if appropriate, any Agreement Among Underwriters, Selected Dealers Agreement, Underwriter's Questionnaire and Power of Attorney); the costs of preparing, printing and delivering certificates representing the Shares and the Representative's Warrants; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

                  (b) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, the Company will, in addition to paying the expenses described in Section 7(a), reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursements of Underwriters' counsel without the limitations therein set forth in Section 7(a)) incurred by the Underwriters in reviewing the Registration Statement and the Prospectus and in otherwise investigating, preparing to market or marketing the Shares.

                  (c) The Representative, in its individual capacity and not as representative of the Underwriters, shall also be entitled to a non-accountable expense allowance equal to 3% of the aggregate offering price of the Shares. The Company has previously paid the Representative an aggregate of [$100,000] in partial payment of such non-accountable expense allowance, which amount shall be non-refundable (notwithstanding the termination of this Agreement for any reason) and will be applied against the non-accountable expense allowance.

         8.       Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject: (x) to the accuracy, as of the date hereof and the Closing Date and any later Overallotment Closing Date, as the case may be, of the representations and warranties of the Company herein and to the performance by the Company of its obligations hereunder; (y) in the event of the purchase of Overallotment Shares from the Selling Stockholders, the accuracy, as of the Overallotment Closing Date relating to such purchase, of the representations and warranties of the Selling Stockholders herein and to the performance of the Selling Stockholders of their obligations hereunder and (z) to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 9:00 a.m., New York City time, on the day immediately following the date of this Agreement, or such later time or date as shall be consented to in writing by you. If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) and Rule 430A of the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                  (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement, and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to herein.

                  (c) You shall have received, at no cost to you, on the Closing Date and on any later Overallotment Closing Date, as the case may be, the opinion of Fishbein o Badillo o Wagner o Harding, counsel to the Company, dated the Closing Date or such later Overallotment Closing Date, in the form attached hereto as Appendix A, addressed to the Underwriters and with reproduced copies of signed counterparts thereof for the Representative.

                  (d) In the event of the purchase of any Overallotment Shares from the Selling Stockholders, you shall have received, in addition to the opinion described in section 8(c), the opinion of Fishbein o Badillo o Wagner o Harding, counsel to the Selling Stockholders, dated the Overallotment Closing Date, in the form attached hereto as Appendix B.

                  (e) You shall have received from Proskauer Rose LLP, Underwriters' Counsel, an opinion or opinions, dated the Closing Date or on any later Overallotment Closing Date, as the case may be, in form and substance reasonably satisfactory to you, with respect to certain legal matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as it may have reasonably requested for the purpose of enabling it to pass upon such matters.

                  (f) You shall have received on the Closing Date and on any later Overallotment Closing Date, as the case may be, a letter from the Accountants addressed to the Company and the Underwriters, dated the Closing Date or such later Overallotment Closing Date, as the case may be, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three days prior to the Closing Date or any such later Overallotment Closing Date, as the case may be,
(i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later Overallotment Closing Date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from the

Accountants a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Representative and its counsel.

                  (g) You shall have received on the Closing Date and on any later Overallotment Closing Date, as the case may be, a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or such later date, to the effect that as of such date (and you shall be satisfied that as of such date):

                         (i)      The representations and warranties of the
Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later Overallotment Closing Date, as the case may be; and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later Overallotment Closing Date, as the case may be;

                        (ii) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Act;

                       (iii) They have carefully reviewed the Registration Statement, and the Prospectus; and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto up to the delivery of such certificate, none of the Registration Statement, the Prospectus or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and

                        (iv) Subsequent to the respective dates as of which information is given in the Registration Statement, and the Prospectus, there has not been (A) any material adverse change in the properties or assets described or referred to in the Registration Statement and the Prospectus or in the condition (financial or otherwise), operations, business or prospects of the Company, (B) any transaction which is material to the Company, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company, which is material to the Company taken as a whole, (D) any change in the capital stock or outstanding indebtedness of the Company which is material to the Company taken as a whole or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, except as specifically described in the Prospectus.

                  (h) In the event of the purchase of Overallotment Shares from the Selling Stockholders, you shall have received on the Overallotment Closing Date relating to such purchase a certificate of each of the Selling Stockholders, dated such Overallotment Closing Date, to the effect that as of such date (and you shall be satisfied that as of such date):

                         (i)      The representations and warranties of such
Selling Stockholder in this Agreement are true and correct, as if made on and as of such Overallotment Closing Date; and such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on his part to be performed or satisfied at or prior to such Overallotment Closing Date; and

                        (ii) Such Selling Stockholder has carefully reviewed the Registration Statement and the Prospectus; and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto, to the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement in reliance upon and in conformity with information furnished by such Selling Stockholder to the Company specifically for use therein, contained all statements and information required to be included therein or necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto up to the time of delivery of such certificate, none of the Registration Statement, the Prospectus or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the Effective Date, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions precedent to the obligations of the Underwriters hereunder.

                  (j) The Firm Shares and the Overallotment Shares, if any, shall have been approved for listing upon notice of issuance on the AMEX.

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to counsel to the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         9.       Indemnification and Contribution.

                  (a) Subject to the provisions of Section 9(g), the Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other out-of-pocket expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission is contained in the section of the Prospectus entitled "Underwriting," and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented was not sent or delivered to such person (excluding any documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented unless the failure is the result of noncompliance by the Company with Section 6(a) hereof. The indemnity agreements of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 2(a) hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Shares.

                  (b) Subject to the provisions of Section 9(g), each of the Selling Stockholders severally agrees to indemnify and hold harmless the Company, each of its executive officers, each of its directors, each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, the common law or otherwise, and each of the Selling Stockholders severally agrees to reimburse the Company, each of its executive officers, each of its directors, and each such Underwriter and controlling person for any legal or other out-of-pocket expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of each of the Selling Stockholders severally contained in this Section 9(b) shall apply to any such losses, claims, damages, liabilities or expenses only if such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Stockholder to the company for use therein and (2) the indemnity agreement contained in this Section 9(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented was not sent or delivered to such person (excluding any documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented unless the failure is the result of noncompliance by the Company with Section 6(a) hereof. The indemnity agreements of the Selling Stockholders contained in this Section 9(b) and the representations and warranties of the Selling Stockholders contained in
Section 2(b) hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Shares.

                  (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its executive officers, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, the common law or otherwise and to reimburse each of them for any legal or other expenses including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in the cases of clauses (i) and (ii) above, such statement or omission is contained in the Section of the Prospectus entitled "Underwriting." The indemnity agreement of each Underwriter contained in this Section 9(c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

                  (d) Each party indemnified under the provision of Section 9(a),(b)or(c)agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (a "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such Section 9(a), (b) or (c) shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and
(ii) in any event, the indemnified party or parties shall be entitled, at its or their own expense to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying parties shall not, in respect of the legal defenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Section 9(a), (b) or (c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The indemnifying party or parties shall not be liable for any settlement of any proceeding effected without its or their written consent, provided such consent has not been unreasonably withheld.

                  (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a), (b) or (c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 9(a), (b) or (c),(i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                  The parties agree that it would not be just and equitable if contributions pursuant to Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 9(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities or actions in respect thereof, referred to in the first sentence of this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this Section 9(e). Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 9(d)).

                  (f) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of

Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                  (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 9 and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

         10. Termination. This Agreement may be terminated by you at any time on or prior to the Closing Date or on or prior to any later Overallotment Closing Date, as the case may be, (i) if the Company shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later Overallotment Closing Date, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if trading on the New York Stock Exchange, the AMEX or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the AMEX or the Nasdaq National Market, by such trading exchanges or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to have a Material Adverse Effect regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in the judgment of the Representative makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have occurred an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or other national or international calamity, hostilities or crisis or the declaration by the United

States of a national emergency which, in the judgment of the Representative, adversely affects the marketability of the Shares, or (vi) if since the respective dates as of which information is given in the Registration
Statement and the Prospectus, there shall have occurred any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the business, affairs, management, or prospects of the Company, whether or not arising in the ordinary course of business, or (vii) if any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted, published, decreed or otherwise promulgated which in the judgment of the Representative materially and adversely affects or will materially and adversely affect the business or operations of the Company, or trading in the Common Stock shall have been suspended, or (viii) there shall have occurred a material adverse decline in the value of securities generally on the New York Stock Exchange, the AMEX or the Nasdaq National Market or (ix) action shall be taken by any foreign, federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the judgment of the Representative, has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated in accordance with this Section 10, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 7.

         If you elect to terminate this Agreement as provided in this Section 10, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

         11.      Reimbursement of Certain Expenses.

                  (a) In addition to its other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a monthly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 9(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                  (b) In addition to their other obligations under Section 9 of this Agreement, the Underwriters hereby agree to reimburse on a monthly basis the Company for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 9(b) of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the Company shall promptly refund it and (ii) the Company shall provide to the Underwriter, upon request, reasonable assurances of its ability to effect any refund, when and if due.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

         (a) Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Prime Charter Ltd., 810 Seventh Avenue, 9th Floor, New York, New York 10019, Attention: Mr. Philip M. Getter; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Educational Video Conferencing, Inc., 35 East Grassy Sprain Road, Suite 504, Yonkers, New York, 10710, Attention: Dr. Arol I. Buntzman.

         (b) Applicable Law. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (b) waives any objection to the venue of any such suit, action or proceeding, and
(c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York, in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company further agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

         (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (d) Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors of officers and (ii) delivery of and payment for the Shares under this Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO RULES GOVERNING THE CONFLICT OF LAWS.

         Please sign and return to the Company the enclosed duplicate of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      EDUCATIONAL VIDEO CONFERENCING, INC.

                                      By
                                         ---------------------------------

                                         Arol I. Buntzman
                                         Chairman of the Board

The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

PRIME CHARTER LTD.

By
   ------------------------------
   Philip M. Getter
   Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named on Schedule A hereto.

                                  SCHEDULE A

                                 UNDERWRITERS

                                                                    Number of
                                                                     Shares
                                                                      to be
Underwriters                                                        Purchased
------------                                                        ---------

Prime Charter Ltd.................................




Total                                                               [        ]
                                                                     ========

                                  SCHEDULE B

                                                                Overallotment
        Name of Selling Stockholder                                 Shares
------------------------------------------------------------  ------------------

                                  SCHEDULE C

                              Lock-up Agreements

                                                                     APPENDIX A


                  (i) The Registration Statement has become effective under the Act and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

                  (ii) The Registration Statement, all Preliminary Prospectuses, the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations and to such counsel's knowledge after due inquiry, there are no agreements, contracts, leases or documents of a character required to be described in, or filed as an exhibit to, the Registration Statement which are not described or filed as required by the Act and the applicable Rules and Regulations.

                  (iii) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (iv) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                  (v) To such counsel's knowledge after due inquiry, the Company does not own or control, directly or indirectly, any shares of stock or any other equity interest in any firm, partnership, joint venture, association or other entity.

                  (vi) The Company has full corporate power and authority to enter into the Underwriting Agreement and the Representative's Warrant Agreement and to issue, sell and deliver the Firm Shares and the Overallotment Shares in accordance with the terms of the Underwriting Agreement and the Representative's Warrants in accordance with the terms of the Representative's Warrant Agreement.

                  (vii) The Underwriting Agreement and the Representative's Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and the Representative's Warrant Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general principles of equity, whether considered at law or in equity, and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policies underlying such laws.

                  (viii) The execution, delivery and performance of the Underwriting Agreement and the Representative's Warrant Agreement by the Company and the consummation of the transactions therein contemplated do not and will not (a) conflict with or result in a violation or breach of any of the terms or provisions of, or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument known to such counsel after due inquiry to which the Company is a party or by which its respective properties are bound, (ii) the Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or
(iii) any applicable license, authorization, approval, permit, judgment, franchise, law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body to which the Company is subject.

                  (ix) The Company is not required to obtain or make any consent, approval, authorization, order, designation or declaration of or filing by or with any court or regulatory, administrative or other governmental agency or body in connection with the execution and delivery of the Underwriting Agreement or the Representative's Warrant Agreement by the Company and the consummation of the transactions therein contemplated except such as have been obtained under the Act and the Rules and Regulations or such as may be required under state securities laws, Blue Sky laws or by the rules and regulations of the AMEX in connection with the purchase and distribution of the Shares by the Underwriters.

                  (x) To such counsel's knowledge after due inquiry, there are no pending or threatened actions, suits, claims, proceedings or investigations before any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign against the Company or any of their respective officers or any of their respective properties, assets or rights that, if successful, would have a Material Adverse Effect or would limit, revoke, cancel, suspend, or cause not to be renewed any existing license, certificate, registration, approval or permit that is material to the conduct of the business of the Company as presently conducted, or that is of a character otherwise required to be disclosed in the Registration Statement or the Prospectus under the Act or the applicable Rules and Regulations.

                  (xi) The authorized capital stock of the Company consists of __________ shares of Common Stock, of which there are outstanding __________ shares and 1,000,000 shares of Preferred Stock. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with the registration requirements of applicable federal and state securities laws and were not issued in violation of any preemptive right, resale right, registration right, right of first refusal or other similar right known to such counsel.

                  (xii) The issuance and sale of the Shares and the Representative's Warrants have been duly authorized by the Company. Upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable, and, to such counsel's knowledge after due inquiry, the stockholders of the Company do not have any preemptive right, resale right, registration right, right of first refusal or other similar right, in connection with the purchase or sale of any of the Shares. Shares of Common Stock have been duly and validly authorized and reserved for issuance upon exercise of the Representative's Warrants and, when issued and delivered by the Company against payment therefor in the manner set forth in the Representative's Warrant Agreement, the Warrant Shares will be duly and validly issued, fully paid, non-assessable and free of preemptive rights. To such counsel's knowledge after due inquiry, there are no outstanding warrants, options or other rights granted by the Company to purchase shares of its Common Stock or other securities, other than as described in the Prospectus.

                  (xiii) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the form of certificate evidencing the Common Stock complies with the applicable provisions of Delaware law.

                  (xiv) The statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations, including the Delaware General Corporation Law and the description of the Certificate of Incorporation and Bylaws of the Company are accurate and fairly and correctly present the information required to be presented by the Act or the Rules and Regulations in all material respects; and there are no statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required.

                  (xv) The statements under the captions "Risk Factors Outstanding Shares Eligible for Future Sale," "Management Employment and Agreements," "Management - 1998 Incentive Plan," and "Certain Transactions" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.

                  (xvi) The information required to be set forth in the Registration Statement in answer to Item 509 of Regulation S-B insofar as it relates to such counsel is accurately and adequately set forth therein in all material respects or no response is required with respect to such Item.

                  (xvii) The Company is not in violation of its Certificate of Incorporation or Bylaws, and to such counsel's knowledge after due inquiry, the Company is not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument by which it or any of its properties may be bound or affected.

                  (xviii) To such counsel's knowledge after due inquiry, except as set forth in the Registration Statement and Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company.

                  (xix) No transfer taxes are required to be paid in connection with the sale or delivery to the Underwriters of the Firm Shares or the Overallotment Shares.

                  (xx) The Company is not and will not, upon consummation of the transactions contemplated by the Underwriting Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xxi) The Shares have been approved for listing on the AMEX, subject to official notice of issuance.

                  (xxii) Counsel for the Company have participated in conferences with officials and other representatives of the Company, the Representative, counsel for the Representative and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective the Registration Statement (except as to financial statements, financial and statistical data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later Overallotment Closing Date, as the case may be, the Registration Statement or the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under, which they were made, not misleading.

         Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company and of governmental officials, as the case may be, in which case its opinion is to state that it is so doing and that it has no actual knowledge of any material misstatement or inaccuracy in such opinions, representations or certificates, and that such counsel believes that it and the Underwriters are justified in relying on such opinions or certificates. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representative, and to the Representative's counsel.

                                                                     Appendix B

                  (i) The Selling Stockholders have full power and authority to enter into the Underwriting Agreement and the Escrow Agreement and to sell, transfer and deliver the Overallotment Shares to be sold by them in the manner provided in the Underwriting Agreement. The Underwriting Agreement and the Escrow Agreement have been duly executed and delivered by the Selling Stockholders.

                  (ii) Each of the Selling Stockholders is the lawful owner of the Overallotment Shares to be sold by him upon sale and delivery of, and payment for, such Overallotment Shares, as provided in the Underwriting Agreement. Each of the Selling Stockholders will convey good and marketable title to such Overallotment Shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

                  (iii) The execution, delivery or performance of the Underwriting Agreement or the Escrow Agreement by any of the Selling Stockholders, the sale of the Overallotment Shares being sold to the Underwriters by any of the Selling Stockholders pursuant to the Underwriting Agreement, the compliance by any of the Selling Stockholders with the other provisions of the Underwriting Agreement and the Escrow Agreement and the consummation of the other transactions contemplated in the Underwriting Agreement and the Escrow Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under Blue Sky laws and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any such Selling Stockholder is a party or by which any of the Selling Stockholders is bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to any of the Selling Stockholders.